Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On May 9, 2017, Surgery Partners, Inc. (“Surgery Partners” or, together with its subsidiaries, the “Company”), a Delaware corporation, entered into a definitive agreement (as amended on July 7, 2017) to acquire NSH Holdco, Inc., a Delaware corporation (“NSH” or “National Surgical Healthcare”), pursuant to a merger of a wholly-owned subsidiary of the Company with and into NSH, with NSH surviving the merger (the “NSH Acquisition”). NSH is a leading owner and operator of a national network of musculoskeletal focused surgical facilities, including 7 ASCs and 15 surgical hospitals. It operates in 15 markets in partnership with approximately 1,000 affiliated physicians. NSH facilities primarily provide nonemergency surgical procedures in a number of attractive specialties, including orthopedics, neuro / spine and interventional pain management. On August 31, 2017, Surgery Center Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“SCHI”), completed its acquisition of NSH for total cash consideration of approximately $762.9 million (the “NSH Acquisition”).
Also on August 31, 2017, as part of the financing for the NSH Acquisition, Surgery Partners completed the sale and issuance of 310,000 shares of preferred stock, par value $0.01 per share, of Surgery Partners, designated as 10.00% Series A Convertible Perpetual Participating Preferred Stock (the “Series A Preferred Stock”) to BCPE Seminole Holdings LP, an affiliate of Bain Capital Private Equity, at a purchase price of $1,000.00 per share in cash (the “Preferred Private Placement”).
On June 30, 2017, as part of the financing for the NSH Acquisition, SP Finco, LLC (the “Initial Issuer”), a Delaware corporation and wholly-owned subsidiary of SCHI, completed the issuance and sale of $370.0 million in gross proceeds of the Initial Issuer’s 6.750% senior unsecured notes due 2025 (the “notes” or the “Notes”), which were deposited into an escrow account established at Wilmington Trust, National Association. The Notes mature on July 1, 2025 and bear interest at a rate of 6.750% per year, payable semi‑annually on January 1 and July 1 of each year, beginning on January 1, 2018. On August 31, 2017, in connection with the closing of the NSH Acquisition, the gross proceeds of the Notes were released from the escrow account to SCHI, and the Initial Issuer merged with and into SCHI, with SCHI surviving such merger (the “Initial Issuer Merger”) and assuming, by operation of law, the rights and obligations of the Initial Issuer under the notes and the indenture governing such notes.
Also on August 31, 2017, as part of the financing for the NSH Acquisition, SP Holdco I, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, SCHI and certain wholly-owned subsidiaries of SCHI entered into a credit agreement with Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time, providing for a $1,290.0 million senior secured term loan and a $75.0 million revolving credit facility (collectively, the “Senior Secured Credit Facilities”).
On May 9, 2017, the Company and H.I.G. Surgery Centers, LLC, in its capacity as the stockholders representative, entered into an agreement to amend that certain Income Tax Receivable Agreement, dated September 30, 2015 (as amended, the “TRA”), pursuant to which the Company agreed to make payments to H.I.G. in its capacity as the stockholders representative pursuant to a fixed payment schedule. The amendment to the TRA became effective on August 31, 2017.

The NSH Acquisition, the Preferred Private Placement, the issuance of the Notes, the escrow of the gross proceeds of the Notes and eventual release of such gross proceeds from escrow, the entry into and borrowings under the Senior Secured Credit Facilities, the Initial Issuer Merger, the repayment the Existing NSH Debt (as defined herein), the repayment of the Company’s Existing Credit Facilities (as defined herein), the payments pursuant to the TRA, and the payment of the fees and expenses related to the foregoing are collectively referred to as the “Transactions.”
The unaudited pro forma condensed combined statement of operations of Surgery Partners for the year ended December 31, 2016 gives effect to the Transactions as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined statement of operations of Surgery Partners for the six months ended June 30, 2017 gives effect to the Transactions as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet of Surgery Partners as of June 30, 2017 gives effect to the Transactions as if they occurred on June 30, 2017 and combines the unaudited condensed consolidated historical balance sheets of each of the Company and NSH as of June 30, 2017.
The following unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•
the historical consolidated financial statements and related notes of Surgery Partners, as of and for the year ended December 31, 2016, included in Surgery Partners’ Annual Report on Form 10-K, filed with the SEC on March 10, 2017;

•
the historical consolidated financial statements and related notes of NSH as of and for the year ended December 31, 2016, included in NSH’s 2016 Annual Financial Statements and filed as Exhibit 99.1 to Surgery Partners’ Current Report on Form 8-K to which this Exhibit 99.3 is filed;

•
the historical condensed consolidated financial statements and related notes of Surgery Partners as of and for the six months ended June 30, 2017, included in Surgery Partners’ Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2017; and

•
the historical condensed consolidated financial statements and related notes of NSH as of and for the six months ended June 30, 2017, included in NSH’s Q2 2017 Quarterly Review Report for the six months ended June 30, 2017 and filed as Exhibit 99.2 to Surgery Partners’ Current Report on Form 8-K to which this Exhibit 99.3 is filed.

The consolidated financial statements and accounting records of NSH used to derive the unaudited pro forma combined condensed consolidated financial information are based on the historical consolidated results of operations and historical cost basis of the assets and liabilities of NSH, as adjusted to account for the exclusion of Casper Medical Center, LLC, a Wyoming limited liability company and NSH Wyoming Inc., a Wyoming corporation (together with Casper Medical Center, LLC, “Casper”), which were not acquired by the Company as part of the NSH Acquisition.. As a result of applicable Securities and Exchange Comission and public company financial reporting requirements, the historical consolidated results of operations and financial position of NSH filed with this Current Report on Form 8-K include the impact of Casper in all respects. Thus, the unaudited pro forma combined condensed consolidated financial information does not reflect the presentation and classification of NSH’s operations in the same manner as NSH’s historical consolidated financial statements.
The unaudited pro forma condensed combined financial statements have been prepared by our management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations that would have been realized had the Transactions occurred on the dates indicated, nor is it meant to be indicative of any future consolidated financial position or future results of operations that the combined company will experience. The pro forma adjustments are based on the preliminary assumptions and information available that management believes are reasonable under the circumstances and give pro forma effect to events that are (1) directly attributable to the Transactions on a pro forma basis, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations exclude certain non‑recurring charges that may have been or were incurred in connection with the Transactions, including certain expenses related to the Transactions, including acquisition related investment banker and professional fees of both Surgery Partners and NSH and the write-off of bridge commitment fees that were incurred in connection with the closing of the Transactions. At the closing of the Transactions, we recorded an expense to reflect these charges, which, in the aggregate, was $48.6 million. Such amounts have been reflected in the unaudited pro forma condensed combined balance sheet.
The unaudited pro forma financial information should be read in conjunction with the historical audited consolidated financial statements and the accompanying notes and the audited and unaudited condensed consolidated financial statements and the accompanying notes of each of Surgery Partners and NSH. The unaudited pro forma condensed combined financial statements do not purport to represent what our results of operations, balance sheet data or financial information would have been if the Transactions had occurred as of the dates indicated or what such results will be for any future periods.
The accounting for the NSH Acquisition is dependent upon a valuation that is preliminary and is subject to change. Management will finalize these amounts as it obtains the information necessary to complete the measurement processes. Fair value measurement can be highly subjective and the reasonable application of measurement principles may result in a range of alternative estimates using the same facts and circumstances. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of these unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur. The differences, if any, may have a material impact on Surgery Partners’ future results of operations and financial position. The final valuations are expected to be completed as soon as practicable, but no later than one year after the consummation of the NSH Acquisition.

SURGERY PARTNERS, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2017

(in thousands, except shares and per share amounts)	Historical Surgery Partners	Historical National Surgical Healthcare Adjusted(A)	Surgery Partners Acquisition Adjustments(T)	NSH Acquisition Adjustments(B)	Financing Adjustments	Pro-Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$57,034	$31,229	$—	$(742,920)(D)	$591,730(F)	$198,461
					310,000(E)
				(9,750)(O)	(38,863)(O)
Accounts receivable, less allowance for doubtful accounts	215,294	85,778	(34,022)	(9,247)(S)	—	257,803
Inventories	29,680	13,845	(356)	1,141(S)	—	44,310
Prepaid expenses and other current assets	42,332	11,437	(6,091)	(687)	(6,591)(R)	37,113
				(3,287)(T)
Acquisition escrow asset	7,971	—	(3,401)	—	—	4,570
Total current assets	$352,311	$142,289	$(43,871)	$(764,750)	$856,277	$542,257
Property and equipment, net	205,744	172,185	5,968	2,189(S)	—	386,086
Intangible assets, net	43,421	94,249	(14,450)	(66,509)(S)	—	56,711
Goodwill	1,569,408	588,211	834,184	256,545	—	3,248,348
Investments in and advances to affiliates	34,488	9,443	18	20,294(T)	—	64,243
Restricted invested assets	315	—	—	—	—	315
Financing escrow asset	370,000	—	—	19,600(U)	(370,000)(Q)	19,600
Long-term deferred tax asset	80,166	—	100,587	27,775(S)	(4,266)(P)	204,263
Other long-term assets	15,634	5,716	(1,515)	(1,378)	4,967(F)	23,424
				27,775(T)
Total assets	$2,671,487	$1,012,093	$880,921	$(506,233)	$486,979	$4,545,247
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,210	$26,220	$(12,941)	$3,432(S)	$—	$64,921
Accrued payroll and benefits	27,437	25,051	(1,755)	2,262(S)	—	52,996
Acquisition escrow liability	7,971	—	(3,401)	—	—	4,570
Other current liabilities	72,465	146	(7,503)	(146)	(3,663)(F)	79,507
				18,208(S)
Current maturities of long-term debt	29,919	19,779	3,607	(3,509)(D)	2,400(F)	52,196
Total current liabilities	186,002	71,196	(21,993)	20,248	(1,263)	254,190
Long-term debt, less current maturities	1,795,265	491,144	—	(448,374)(D)	239,741(F)	2,077,776
Long-term tax receivable agreement liability	122,351	—	(43,853)	—	—	78,498
Acquisition escrow long-term liability	—	—	—	19,600(U)	—	19,600
Other long-term liabilities	76,101	85,760	13,021	(373)	—	129,097
				(45,412)(S)
Noncontrolling interests, redeemable	176,252	96,057	(58,571)	(107,896)(S)	—	105,842
Series A Convertible Preferred Stock	—	—	—	—	310,000(E)	310,000
Stockholders’ equity:
Common stock	488	—	—	—	—	488
Additional paid-in-capital	324,340	77,457	395,777	(77,457)	—	720,117
Retained deficit	(318,576)	25,320	393,969	(29,464)	(18,370)(F)	—
				(9,750)(O)	(38,863)(O)
					(4,266)(P)
Total Surgery Partners stockholders’ equity	6,252	102,777	789,746	(116,671)	(61,499)	720,605
Noncontrolling interests, nonredeemable	309,264	165,159	202,571	172,645(S)	—	849,639
Total equity	315,516	267,936	992,317	55,974	(61,499)	1,570,244
Total liabilities and stockholders’ equity	$2,671,487	$1,012,093	$880,921	$(506,233)	$486,979	$4,545,247

See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

SURGERY PARTNERS, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2016

(in thousands, except shares and per share amounts)	Historical Surgery Partners	Historical National Surgical Healthcare Adjusted(G)	Surgery Partners Acquisition Adjustments	NSH Acquisition Adjustments	Financing Adjustments	Pro-Forma Combined
Revenues:
Net patient services revenues	$1,137,110	$527,494	$—	$—	$—	$1,664,604
Other services revenues	2,967	6,266		480(J)		9,713
Management fee income	5,362	—	—	—	—	5,362
Total revenues	1,145,438	533,760	—	480	—	1,679,678
Operating expenses:
Salaries and benefits	357,175	153,309	—	—	—	510,484
Supplies	269,239	138,535	—	—	—	407,774
Professional and medical fees	81,185	14,660	—	—	—	95,845
Rent and lease expense	52,147	19,857	—	—	—	72,004
Other operating expenses	61,450	66,146	—	—	—	127,596
Total cost of revenues	821,196	392,507	—	—	—	1,213,703
General and administrative expense	60,246	20,145	—	(602)(C)	—	79,586
				(203)(N)
Depreciation and amortization	39,551	27,086	(15,138)(V)	(11,538)(H)	—	39,961
Provision for doubtful accounts	24,212	13,967	—	—	—	38,179
Income on equity investments	(4,764)	(2,796)	—	—	—	(7,560)
Loss on disposal of investments and long-lived assets, net	2,355	591	—	—	—	2,946
Merger Transaction Costs	8,738	—	—	(700)(C)	—	8,038
Loss on debt extinguishment	11,876	—	—	—	—	11,876
Gain on litigation	(14,101)	—	—	—	—	(14,101)
Electronic health record incentives	(408)	(2,919)	—	—	—	(3,327)
Other Expense	55	—	—	—	—	55
Total operating expenses	948,956	448,581	(15,138)	(13,043)	—	1,369,356
Operating income	196,482	85,179	15,138	13,523	—	310,323
Tax receivable agreement expense	(3,733)	—	—	—	—	(3,733)
Interest expense, net	(100,571)	(34,947)	1,232(W)	—	30,155(I)	(152,569)
	—				(42,839)(K)
					(5,600)(P)
Income (loss) before income taxes	92,178	50,232	16,370	13,523	(18,284)	154,020
Provision for income taxes	7,095	6,837	6,221(L)	5,139(L)	(6,948)(L)	18,344
Income (loss) from continuing operations	85,083	43,395	10,150	8,384	(11,336)	135,677
Less: Net income attributable to noncontrolling interests	(75,630)	(36,494)	—	—	—	(112,124)
Net income (loss) attributable to Surgery Partners	9,453	6,901	10,150	8,384	(11,336)	23,553
Less: Preferred Dividends	—	—	—	—	(63,531)(E)	(63,531)
Net income (loss) income attributable to Common Shareholders	$9,453	$6,901	$10,150	$8,384	$(74,867)	$(39,979)

Net income (loss) per share attributable to common stockholders:
Basic	$0.20					$(0.83)
Diluted(1)	$0.20					$(0.83)
Weighted average common shares outstanding:
Basic	48,018,944					48,018,944
Diluted(1)	48,190,738					48,018,944
(1) The impact of potentially dilutive securities for the pro forma combined financials was not considered because the effect would be anti-dilutive for the period.

See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

SURGERY PARTNERS, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
Six Months Ended June 30, 2017

(in thousands, except shares and per share amounts)	Historical Surgery Partners	Historic National Surgical Healthcare Adjusted(M)	Surgery Partners Acquisition Adjustments	NSH Acquisition Adjustments	Financing Adjustments	Pro Forma Combined
Revenues:
Net patient services revenues	$565,343	$278,267	$—	$—	$—	$843,610
Other services revenues	6,663	2,916	—	240(J)	—	9,819
Management fee income	2,530	—	—	—	—	2,530
Total revenues	574,536	281,183	—	240	—	855,959
Operating expenses:
Salaries and benefits	179,909	40,115	—	—	—	220,024
Supplies	145,244	35,859	—	—	—	181,103
Professional and medical fees	43,702	3,439	—	—	—	47,141
Rent and lease expense	27,300	5,179	—	—	—	32,479
Other operating expenses	32,245	122,974	—	—	—	155,219
Total cost of revenues	428,400	207,567	—	—	—	635,967
General and administrative expense	34,196	12,010	—	(699)(P)	—	45,375
				(132) (N)
Depreciation and amortization	22,525	13,093	(10,318)(V)	(5,319)(H)	—	19,981
Provision for doubtful accounts	11,463	8,339	—	—	—	19,802
Income on equity investments	(2,252)	(1,499)	—	—	—	(3,751)
Loss on disposal of investments and long-lived assets, net	1,601	1,347	—	—	—	2,948
Merger Transaction Costs	3,241	—	—	(3,241)(C)	—	—
Gain on litigation settlements	(3,794)	—	—	—	—	(3,794)
Electronic health record incentives	(302)	10	—	—	—	(292)
Other Income	(2)	—	—	—	—	(2)
Total operating expenses	495,076	240,867	(10,318)	(9,391)	—	716,223
Operating income	79,460	40,316	10,318	9,391		139,726
Interest expense, net	(50,782)	(17,732)	616(W)	—	14,894(I)	(76,101)
					(20,297)(K)
					(2,800)(P)
Income (loss) before income taxes	28,678	22,584	10,935	9,391	(8,203)	63,624
Provision for income taxes	2,629	3,496	4,155(L)	3,660(L)	(3,117)(L)	8,747
Income (loss) from continuing operations	26,049	19,088	6,779	5,971	(5,086)	55,382
Less: Net income attributable to noncontrolling interests	(33,274)	(18,663)	—	—	—	(51,937)
Net (loss) income attributable to Surgery Partners	(7,225)	425	6,779	5,971	(5,086)	3,445
Less: Preferred Dividends	—	—	—	—	(14,740)(E)	(14,740)
Net (loss) income attributable to Common Shareholders	$(7,225)	$425	$6,779	$5,971	$(19,826)	$(11,295)

Net loss per share attributable to common stockholders:
Basic	$(0.15)					$(0.22)
Diluted(1)	$(0.15)					$(0.22)
Weighted average common shares outstanding:
Basic	48,112,909					48,112,909
Diluted(1)	48,112,909					48,112,909
(1)The impact of potentially dilutive securities for the period was not considered because the effect would be anti-dilutive for the period.
See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information of
Surgery Partners, Inc.

(A)    For presentation purposes, the historical results of Casper, which were not acquired by the Company as part of the NSH Acquisition, have been adjusted out of the NSH financial information presented below.
NATIONAL SURGICAL HEALTHCARE
Unaudited Adjusted Condensed Balance Sheet
As of June 30, 2017

(in thousands)	Historical National Surgical Healthcare (Unaudited)	Historical Casper	Historical National Surgical Healthcare Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$34,748	$3,519	$31,229
Accounts receivable, less allowance for doubtful accounts	91,608	5,830	85,778
Inventories	14,878	1,033	13,845
Prepaid expenses and other current assets	13,808	2,371	11,437
Total current assets	155,042	12,753	142,289
Property and equipment, net	182,552	10,367	172,185
Intangible assets, net	100,105	5,856	94,249
Goodwill	665,534	77,323	588,211
Investments in and advances to affiliates	9,443	—	9,443
Other long-term assets	5,725	9	5,716
Total assets	$1,118,401	$106,308	$1,012,093
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,525	$7,305	$26,220
Accrued payroll and benefits	27,137	2,086	25,051
Other current liabilities	146	—	146
Current maturities of long-term debt	21,222	1,443	19,779
Total current liabilities	82,030	10,834	71,196
Long-term debt, less current maturities	500,710	9,566	491,144
Other long-term liabilities	90,824	5,064	85,760
Long-term liabilities of discontinued operations	—	—	—
Noncontrolling interests, redeemable	120,992	24,935	96,057
Stockholders’ equity:
Additional paid-in-capital	77,457	—	77,457
Retained deficit	81,229	55,909	25,320
Total stockholders’ equity	158,686	55,909	102,777
Noncontrolling interests, nonredeemable	165,159	—	165,159
Total equity	323,845	55,909	267,936
Total liabilities and stockholders’ equity	$1,118,401	$106,308	$1,012,093

(B)    The NSH Acquisition has been accounted for as a business combination in accordance with ASC 805, Business Combinations. The pro forma adjustments reflect the NSH Acquisition under the acquisition method of accounting as set forth below. In calculating the pro forma adjustments, the fair value of NSH’s identifiable assets acquired and liabilities assumed have been recorded on a preliminary basis. Therefore, the purchase price allocation is subject to adjustments and such adjustments may be material.
PURCHASE PRICE ALLOCATION SUMMARY ON NSH ACQUISITION

(in thousands)
Purchase Price:
Cash consideration:	$762,850
NSH pre-acquisition debt paid:	59,186

Allocation of purchase price:
Cash and cash equivalents	51,159
Accounts receivable, less allowance for doubtful accounts	76,531
Inventories	14,986
Prepaid expenses and other current assets	18,007
Property and equipment, net(1)	174,374
Intangible assets, net(3)	27,741
Investments in advances to affiliates	29,737
Other long-term assets	33,491
Accounts payable	(29,652)
Accrued payroll and benefits	(27,313)
Other current liabilities	(18,355)
Other long-term liabilities	(47,461)
Total fair value of net assets acquired:	303,245
Fair Value of Noncontrolling interest:	325,965
Goodwill(2)	$844,756
(1) Represents adjustments to reflect the differences in depreciation and amortization expense historically recorded and what would have been recorded during the same periods.
(2) Represents the preliminary excess of purchase price over the fair values of assets acquired and liabilities assumed as a result of the NSH Acquisition. Approximately $153.5 million of the total goodwill is expected to be deductible for income tax purposes (dollars in thousands):

Amount Goodwill recorded in NSH Acquisition	$844,756
Eliminate NSH’s existing goodwill	$588,211
Net adjustment	$256,545
(3) The following table is a summary of the adjustment to record the fair value of acquired intangible assets (dollars in thousands):

Certificates of need	$711
Tradenames	0
Non-compete agreements	0
Management contracts	26,900
Licenses	130
Eliminate NSH’s existing intangible assets	(94,249)
Net adjustment	$(66,509)
(C)    Represents the adjustments to eliminate non‑recurring amounts directly attributable to the NSH Acquisition, including transaction fees and expenses, recorded in the historical financial statements.

(D)    Represents adjustments to reflect the repayment of historical indebtedness, and related unamortized deferred financing fees that will be repaid at the closing of the NSH Acquisition, including the Existing NSH Debt.
(E)    Represents adjustments to account for the issuance of the Series A Preferred Stock and the related accumulated preferred dividend.
(F)    Represents the adjustments to account for the refinancing of the Existing Credit Facilities, issuance of the Notes and the related loan costs and interest payable balances. The related cash impact of this refinancing transaction is as follows:

Net additional first lien borrowing	$362,750
Senior unsecured notes due 2025 borrowing	370,000
Revolver pay-down	(91,000)
Subordinated notes pay-off	(1,000)
Accrued interest payment	(3,663)
Receipt of funds in escrow	9,491
Payment of new loan costs	(54,848)
Net cash effect	$591,730

(G)    For presentation purposes, the historical results of Casper, which will not be acquired by the Company as part of the NSH Acquisition, have been adjusted out of NSH financial information below.
NATIONAL SURGICAL HEALTHCARE
Unaudited Adjusted Condensed Statement of Income
Year ended December 31, 2016

(in thousands)	Historical National Surgical Healthcare Audit	Historical Casper	Historical National Surgical Healthcare Adjusted
Revenues:
Net patient services revenues	$589,946	$62,452	$527,494
Other services revenues	6,307	41	6,266
Total revenues	596,253	62,493	533,760
Operating expenses:
Salaries and benefits	178,551	25,242	153,309
Supplies	151,529	12,993	138,535
Professional and medical fees	19,164	4,504	14,660
Rent and lease expense	24,021	4,164	19,857
Other operating expenses	75,775	9,629	66,146
Total cost of revenues	449,040	56,533	392,507
General and administrative expense	20,145	—	20,145
Depreciation and amortization	30,828	3,742	27,086
Provision for doubtful accounts	13,561	(406)	13,967
Income on equity investments	(2,796)	—	(2,796)
Loss (gain) on disposal of investments and long-lived assets, net	587	(4)	591
Electronic health record incentives	(3,156)	(237)	(2,919)
Total operating expenses	508,209	59,628	448,581
Operating income	88,044	2,865	85,179
Interest expense, net	(35,575)	(628)	(34,947)
Income before income taxes	52,469	2,237	50,232
Provision for income taxes	(6,837)	—	(6,837)
Income from continuing operations	45,632	2,237	43,395
Less: Net income attributable to noncontrolling interests	(36,782)	(288)	(36,494)
Net income attributable to National Surgical Healthcare	$8,850	$1,949	$6,901
(H)    Represents the following adjustments to depreciation and amortization expense for the acquisition of NSH.

(dollars in thousands)	Fiscal Year Ended December 31, 2016	Six Months Ended June 30, 2017
Pro forma depreciation and amortization(1)	$15,548	$7,774
Less: Depreciation and amortization, adjusted	(27,086)	(13,093)
Pro forma adjustment	$(11,538)	$(5,319)
(1) Represents adjustments to reflect the differences in depreciation and amortization expense historically recorded and what would have been recorded during the same periods.
(I)     Represents adjustments to eliminate interest expense on historical indebtedness that will be repaid at the closing of the Transactions, including the Existing NSH Debt.
(J)    Represents the management fees to be received by Surgery Partners and NSH under the pre-existing management fee agreement with Casper.

(K)    Represents adjustments to account for the repayment of the Existing Credit Facilities, issuance of the new Notes and the related loan costs and interest payable balances.
(L)    Represents adjustments to record the income tax effects of the Pro Forma Statements of Earnings adjustments using a combined statutory and federal rate of 38%.
(M)    For presentation purposes, the historical results of Casper, which will not be acquired by the Company as part of the NSH Acquisition, have been adjusted out of NSH financial information presented below.
NATIONAL SURGICAL HEALTHCARE
Unaudited Adjusted Condensed Statement of Income
Six Months ended June 30, 2017

(in thousands)	Historical National Surgical Healthcare (Unaudited)	Historical Casper	Historical National Surgical Healthcare Adjusted
Revenues:
Net patient services revenues	$303,443	$25,176	$278,267
Other services revenues	2,947	31	2,916
Total revenues	306,390	25,207	281,183
Operating expenses:
Salaries and benefits	46,348	6,232	40,115
Supplies	38,496	2,637	35,859
Professional and medical fees	4,119	680	3,439
Rent and lease expense	6,188	1,009	5,179
Other operating expenses	138,323	15,349	122,974
Total cost of revenues	233,474	25,907	207,567
General and administrative expense	12,010	—	12,010
Depreciation and amortization	14,874	1,781	13,093
Provision for doubtful accounts	8,133	(206)	8,339
Income on equity investments	(1,499)	—	(1,499)
Loss (gain) on disposal of investments and long-lived assets, net	1,298	(49)	1,347
Electronic health record incentives	10	—	10
Total operating expenses	268,300	27,433	240,867
Operating income	38,090	(2,226)	40,316
Interest expense, net	(18,005)	(273)	(17,732)
Income before income taxes and discontinued operations	20,085	(2,499)	22,584
Provision for income taxes	(3,356)	140	(3,496)
Income from continuing operations	16,729	(2,359)	19,088
Less: Net income attributable to noncontrolling interests	(18,198)	465	(18,663)
Net income (loss) attributable to National Surgical Healthcare	$(1,469)	$(1,894)	$425

(N)    Represents the elimination of stock compensation expense related to NSH’s stock option plan that will be terminated at the closing of the NSH Acquisition.
(O)    Represents adjustments for historic stock compensation expense that should be eliminated in the pro forma condensed combined statements of operations.
(P)    Represents the adjustments to revalue the liability in connection with the TRA and the related deferred tax asset change and interest expense adjustment.
(Q)     As stipulated within the Escrow Agreement, unless the consummation of the offering of the Notes occurred simultaneously with the consummation of the NSH Acquisition, the Initial Issuer was required to deposit within a segregated escrow account (for the benefit of the holders of the notes), 100% of the gross proceeds of the offering plus an additional amount sufficient to fund a special mandatory redemption of the notes on October 5, 2017.  This adjustment represents the elimination of the gross receivable associated with the escrow account which is eliminated upon the close of the Transactions.
(R)     Represents the elimination of the previously recorded prepaid interest expense funded by the Company to compensate for holding the gross proceeds of the offering within an acquisition escrow account.
(S)     Represents the adjustments recorded to NSH assets and liabilities assumed based upon the preliminary valuation analysis performed.
(T)     On August 31, 2017, H.I.G. Surgery Centers, LLC. (“HIG”) completed its sale of 26,455,651 shares of Surgery Partners’ common stock, par value $0.01 per share (the “Purchased Shares”), beneficially owned by H.I.G. to Bain Capital at a purchase price per share of $19.00 for an aggregate purchase price of $502.7 million in cash pursuant to the Common Stock Purchase Agreement. Also on August 31, 2017, Surgery Partners completed the sale and issuance of 310,000 shares of preferred stock, par value $0.01 per share, of Surgery Partners, designated as 10.00% Series A Convertible Perpetual Participating Preferred Stock (the “Series A Preferred Stock”) to BCPE Seminole Holdings LP (“Bain Capital”), an affiliate of Bain Capital Private Equity, at a purchase price of $1,000 per share in cash (the “Preferred Private Placement”) pursuant to the Securities Purchase Agreement (the “Preferred Stock Purchase Agreement”), dated as of May 9, 2017, by and among the Company and Bain Capital.
As of August 31, 2017, prior to giving effect to the Preferred Private Placement, the Purchased Shares represented approximately 54% of the outstanding Common Stock of the Surgery Partners. As a result of the Private Sale and the Preferred Private Placement, Bain Capital holds Series A Preferred Stock and Common Stock that represent approximately 66% of the voting power of all classes of capital stock of the Company as of August 31, 2017, and H.I.G. and its affiliated investment funds no longer own any capital stock of Surgery Partners. The Private Sale and the Preferred Private Placement were funded by Bain Capital through an equity financing/equity commitment letter.
Following the completion of the Private Sale, Bain Capital became the controlling stockholder of the Company. In connection with the change of control, the Company elected to apply “pushdown” accounting by applying the guidance in Accounting Standards Codification Topic ("ASC") 805, Business Combinations. In accordance with ASC 805, all identifiable assets and liabilities of the Company were measured at and adjusted to fair value as of August 31, 2017, and similarly goodwill was recognized based on the terms of the transaction and the fair value of the new basis of net assets of the Company. These adjustments represents the adjustments recorded to Surgery Partners’ assets and liabilities based upon the the Company’s pushdown accounting analysis performed and also includes the effects of movements in working capital from June 30, 2017 and August 31, 2017.

(U)    Represents an indemnification escrow long-term receivable and liability recorded as a result of the NSH Acquisition.
(V)    Represents the following adjustments to depreciation and amortization expense for Surgery Partners pushdown accounting.

(dollars in thousands)	Fiscal Year Ended December 31, 2016	Six Months Ended June 30, 2017
Pro forma depreciation and amortization(1)	$24,413	$12,207
Less: Depreciation and amortization, adjusted	(39,551)	(22,525)
Pro forma adjustment	$(15,138)	$(10,318)
(1) Represents adjustments to reflect the differences in depreciation and amortization expense historically recorded and what would have been recorded during the same periods.
(W)    Represents the change in interest expense as a result of the change in fair value of the Company’s long-term debt based upon the preliminary valuation analysis performed.